                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       THE HALLWOOD GROUP INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                        THE HALLWOOD GROUP INCORPORATED

                            NOTICE OF ANNUAL MEETING

Dear Hallwood Group Stockholder:

     On behalf of the board of directors, you are cordially invited to attend the Annual Meeting of Stockholders of The Hallwood Group Incorporated (the "Company"). The annual meeting will be held on Thursday, May 17, 2001 at 1:00 p.m. local time, at the offices of the Company located at 3710 Rawlins, Suite 1500, Dallas, Texas, 75219.

     At the annual meeting we will:

          1. Elect one director to hold office for one year and elect one director to hold office for three years;

          2. Vote on a proposal to amend the Company's 1995 Stock Option Plan;
     and

          3. Transact any other business properly presented at the meeting.

     Only stockholders of record at the close of business on March 23, 2001 are entitled to notice of and to vote at the annual meeting.

                                           By order of the Board of Directors

                                           MELVIN J. MELLE
                                           Secretary

April 18, 2001

     YOUR BOARD OF DIRECTORS URGES YOU TO VOTE UPON THE MATTERS PRESENTED. IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. EXECUTING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE ANNUAL MEETING.

                        THE HALLWOOD GROUP INCORPORATED
                            3710 RAWLINS, SUITE 1500
                              DALLAS, TEXAS 75219

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 17, 2001

                             ---------------------

     This proxy statement and the accompanying proxy are first being mailed on or about April 18, 2001. The accompanying proxy is solicited by the board of directors of the Company.
--------------------------------------------------------------------------------

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.   Q:    WHO IS ENTITLED TO VOTE?

     A:    Stockholders of record at the close of business on March 23,
           2001, the "record date," are entitled to vote at the annual meeting.
-----------------------------------------------------------------------

2.   Q:    WHAT MAY I VOTE ON?

     A:    You may vote on:

           (1) the election of one nominee to serve on the board of directors for one year and the election of one nominee to serve on the board of directors for three years;

           (2) a proposal to increase the number of options authorized under the Company's 1995 stock option plan; and

           (3) any other business properly presented at the meeting.
-----------------------------------------------------------------------

3.   Q:    HOW DO I VOTE?

     A:    Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of our nominees or to approve the proposal to amend the 1995 stock option plan.
           Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of the nominees or in favor of the approval to amend the 1995 stock option plan.
-----------------------------------------------------------------------

4.   Q:    HOW CAN I REVOKE MY PROXY?

     A:    You have the right to revoke your proxy at any time before the meeting by:

           (1) notifying our corporate secretary in writing;

           (2) voting in person; or

           (3) returning a later-dated proxy card.

           Attending the meeting is not sufficient to revoke your proxy unless you notify the Company's secretary in writing prior to the voting of your proxy.
-----------------------------------------------------------------------

5.   Q:    HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE
           PROPOSALS?

     A:    Your board of directors recommends that you vote FOR the
           nominees for director and FOR approval of the proposal to
           amend the 1995 stock option plan.
-----------------------------------------------------------------------

6.   Q:    HOW MANY SHARES CAN VOTE AT THE ANNUAL MEETING?

     A:    As of the record date, there were 1,424,789 shares of common stock outstanding and entitled to vote at the annual
           meeting. You are entitled to one vote for each share of
           common stock you hold.
-----------------------------------------------------------------------

7.   Q:    WHAT IS A "QUORUM?"

     A:    A "quorum" is a majority of the outstanding shares. A quorum may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be valid. If you submit a properly executed proxy card, even if you abstain from
           voting, you will be considered part of the quorum. In
           addition, broker non-votes will be counted toward
           determining the presence of a quorum.
-----------------------------------------------------------------------

8.   Q:    HOW MANY VOTES DO YOU NEED TO ELECT THE NOMINEES AND APPROVE
           THE AMENDMENT TO THE 1995 STOCK OPTION PLAN?

     A:    The affirmative vote of the holders of a majority of the
           Company's common stock, voting in person or represented by proxy at the annual meeting, is necessary to elect each
           nominee for director and approve the amendment to the 1995 stock option plan.
-----------------------------------------------------------------------

9.   Q:    WHY IS THE 1995 STOCK OPTION PLAN BEING AMENDED?

     A:    We are proposing an amendment to the 1995 stock option plan to provide for the issuance of additional options, so that the Company may continue to attract and retain qualified
           employees, directors and consultants.
-----------------------------------------------------------------------

                            SOLICITATION OF PROXIES

     The cost of preparing, assembling, printing and mailing this proxy statement and the enclosed proxy form and the cost of soliciting proxies related to the annual meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who are beneficial owners of shares of common stock listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of the solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company and its subsidiaries, but no additional compensation will be paid to those individuals on account of their activities. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, for which it will be paid a fee of $2,500 plus reimbursement of reasonable out-of-pocket expenses. We estimate that total costs of the proxy solicitation will be approximately $4,000.

                               PROPOSAL NUMBER 1
                             ELECTION OF DIRECTORS

     The Company's board of directors is divided into three classes serving staggered three-year terms. At the annual meeting, you will elect one director to serve for one year and one director to serve for three years.

     The individuals named on the enclosed proxy card intend to vote for the election of the nominees listed below, unless you direct them to withhold your vote. The nominees have indicated that each is able and willing to serve as director. However, if for some reason a nominee is unable to stand for election, the individuals named as proxies may substitute some other person for that nominee and may vote for that nominee.

     Below are the names and ages of the two nominees and of the director whose term of office will continue after the annual meeting, the year in which each director was first elected as a director of the Company, their principal occupations or employment for at least the past five years, and other directorships they hold.

NOMINEE FOR ELECTION FOR A ONE-YEAR TERM ENDING WITH THE 2002 ANNUAL MEETING

Charles A. Crocco, Jr. ....  Mr. Crocco, age 62, has served as a director since
                             1981. He was a shareholder in, and is currently of counsel to, Crocco & De Maio, P.C., attorneys at law, for more than five years. He also has served as a director of First Banks America, Inc. (NYSE), a bank holding company since April 1988.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM ENDING WITH THE 2004 ANNUAL MEETING

J. Thomas Talbot...........  Mr. Talbot, age 65, has served as a director since
                             1981 and is Chairman of the Company's audit committee. He has been a partner of Shaw & Talbot, a commercial real estate investment and development company, since 1975, and of Pacific Management Group, an asset management firm, since 1986. He is also the owner of The Talbot Company. Mr. Talbot served as Chairman of the Board and Chief Executive Officer of HAL, Inc., an airline holding company, and as Chairman of the Board and Chief Executive Officer of both Hawaiian Airlines, Inc., a commercial airline, and West Maui Airport between 1989 and 1991. He was founder and served as Chairman of the Board of Jet America Airlines between 1980 and 1986. He has served as a director of Fidelity National Financial, Inc. since 1990. He has also served as a director of California Coastal Communities, Inc. (formerly Koll Real Estate Group) since August 1993, and as a director of Metalclad Corp. (NASDAQ) since March 1999.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

Anthony J. Gumbiner........  Mr. Gumbiner, age 56, has served as a director and
                             Chairman of the Board since 1981 and Chief
                             Executive Officer of the Company since 1984. He has also served as President and Chief Operating Officer since December 1999. He has also served as Chairman of the Board and Chief Executive Officer of Hallwood Energy Corporation and its predecessors since 1987; as a director of Hallwood Holdings, S.A. ("HHSA") since 1984 and as a director of Hallwood Realty, LLC, the general partner of Hallwood Realty Partners, L.P. ("HRP"), and its predecessor since 1990. Mr. Gumbiner is also a solicitor of the Supreme Court of Judicature of England.

     Except as indicated above, neither the nominees nor the continuing director hold a directorship in any company with a class of securities registered under
Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

     No family relationships exist between the nominees, the directors and the executive officers.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Messrs. Talbot (Chairman) and Crocco served as members of the Company's audit committee during the year ended December 31, 2000. The audit committee met four times during this period and was charged with the responsibility of reviewing the annual audit report and the Company's accounting practices and procedures, and recommending to the board of directors the firm of independent public accountants to be engaged for the following year.

     The board of directors does not have a standing nominating or compensation committee.

     During the year ended December 31, 2000, the board of directors held five meetings. Each director attended at least 75% of (1) the total number of meetings held by the board of directors, and (2) the total number of meetings held by all committees of the board of directors on which he served.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information as to the beneficial ownership of shares of the Company's common stock (1) for any person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act, who, or which the Company knows, owns beneficially more than 5% of the outstanding shares of the Company's common stock as of the close of business on the record date; (2) for the continuing director and the nominees for director; and (3) for all directors and executive officers as a group. Unless otherwise noted, the address of each person listed below is 3710 Rawlins, Suite 1500, Dallas, Texas, 75219.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNERSHIP(1)   OF CLASS(1)
------------------------------------                          ------------   -----------
Alpha Trust.................................................    686,687(2)      48.2%
  c/o Radcliffes Trustee Company SA
  9 Rue, Charles Humbert
  1205 Geneva, Switzerland
Hallwood Investments Limited................................    163,170(3)      10.3%
  Le Roccabella
  24 Princess Grace Avenue
  Monte Carlo, 98000 Monaco
F. Berdon & Co., L.P. ......................................    102,400(4)       7.2%
  717 Post Road
  Scarsdale, New York 10583
Charles A. Crocco, Jr. .....................................     15,825(5)       1.1%
Anthony J. Gumbiner.........................................    150,000(6)       9.5%
William L. Guzzetti.........................................          *(7)         *
Melvin J. Melle.............................................     13,500(8)         *
J. Thomas Talbot............................................     15,000(5)       1.0%
All directors and executive officers as a group (5
  persons)..................................................    194,325         12.0%

---------------

 *  Less than 1%

(1) Assumes, for each person or group listed, the exercise of all stock options or other rights held by that person or group that are exercisable within 60 days, according to Rule 13d-3(d)(1)(i) of the Securities Exchange Act, but the exercise of none of the convertible securities owned by any other holder of options.

(2) Mr. Gumbiner has the power to designate and replace the trustees of the Alpha Trust. Mr. Gumbiner and his family are among the discretionary beneficiaries of the Alpha Trust.

(3) Includes 163,170 shares of common stock issuable to Hallwood Investments Limited, of which Mr. Gumbiner is chairman and principal stockholder, upon conversion of a note in the amount of $1,652,917, including accrued interest, convertible at $10.13 per share.

(4) Based on Schedule 13G Filed on February 13, 2001. Pursuant to the Company's Amended and Restated Certificate of Incorporation, which prohibits ownership of 4.75% or more of the Company's shares, the Company disputes that this holder has voting or dispositive power over all of the shares.

(5) Includes currently exercisable options to purchase 15,000 shares of common stock.

(6) Includes currently exercisable options to purchase 150,000 shares of common stock. Excludes 686,687 shares of common stock held by Alpha Trust. Does not include 163,170 shares of common stock beneficially owned by Hallwood Investments Limited. In addition, Mr. Gumbiner holds currently exercisable options to purchase 210,434 shares of Hallwood Energy Corporation, and currently exercisable options to purchase 25,800 units of Hallwood Realty Partners.

(7) Mr. Guzzetti does not own any shares or hold any options to purchase shares of the Company. He owns 100 units of Hallwood Realty Partners, and currently exercisable options to purchase 15,000 units of

Hallwood Realty Partners and currently exercisable options to purchase 124,423 shares of Hallwood Energy Corporation.

(8) Includes currently exercisable options to purchase 13,500 shares of common stock.

                             EXECUTIVE COMPENSATION

     The total compensation paid for each of the years ended December 31, 2000, 1999 and 1998 to the Chief Executive Officer, and the other executive officers who received cash compensation in excess of $100,000 for 2000, referred to collectively as the "Named Executive Officers," is set forth in the following Summary Compensation Table.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                                     --------------------
                                       ANNUAL COMPENSATION                           SECURITIES
                               ------------------------------------   OTHER ANNUAL   UNDERLYING    LTIP      ALL OTHER
NAME AND PRINCIPAL             CALENDAR                               COMPENSATION    OPTIONS/    PAYOUTS   COMPENSATION
POSITION                         YEAR     SALARY($)       BONUS($)       ($)(4)       SARS(#)       ($)        ($)(7)
------------------             --------   ----------     ----------   ------------   ----------   -------   ------------
Anthony J. Gumbiner..........    2000     300,000(1)     497,100(1)          0           (5)         (6)        7,802
  Chairman, President and        1999     168,333(1)      75,000(1)          0           (5)         (6)        7,802
  Chief Executive Officer        1998           0(1)           0(1)          0           (5)         (6)        7,802
William L. Guzzetti..........    2000     413,144(2)     615,100(3)          0           (5)      67,878        5,100
  Executive Vice                 1999     413,144(2)     195,000(3)          0           (5)      23,251        4,800
  President                      1998     413,144(2)     182,800(3)          0           (5)      30,523        4,800
Melvin J. Melle..............    2000        208,333              0      5,422           (5)           0       13,603
  Vice President, Chief          1999        209,042              0      3,246           (5)           0       13,962
  Financial Officer and
    Secretary                    1998        208,333              0      2,940           (5)           0       13,893

---------------

(1) Consists of $300,000 in salary and $497,100 in bonus paid by Hallwood Energy Corporation in 2000 and consists of $168,333 in salary and $75,000 in bonus paid by Hallwood Energy Corporation in 1999. In addition, the Company paid HSC Financial Corporation ("HSC Financial"), an entity with which Mr. Gumbiner is associated, consulting fees of $495,000 for 2000 and $825,000 each year for 1999 and 1998, primarily in connection with HSC Financial's activities on behalf of the Company's subsidiaries. The Company also received from the Company's energy entities consulting fees of $241,389 for the period January 1 through June 8, 1999 and $550,000 for 1998, which the Company paid to HSC Financial to provide the associated consulting services to the Company's energy entities. See "Certain Relationships and Related Transactions." In March 2001 and 2000, the board of directors of Hallwood Realty, LLC approved a bonus to HSC Financial in the amount of $150,000, which was paid by Hallwood Realty Partners. In March 1998, the board of directors approved bonuses to HSC Financial in the amount of $500,000 from the Company and $322,539 from the Company's Hallwood Commercial Real Estate, LLC subsidiary ("HCRE"), both of which were accrued and payable as of December 31, 1997 and paid in 1998. Mr. Gumbiner became President of the Company on December 21, 1999.

(2) Consists of $204,811 paid by Hallwood Energy Corporation and its affiliates and $208,333 paid by Hallwood Realty Partners for each of 2000, 1999 and 1998.

(3) Consists of $591,100 paid by Hallwood Energy Corporation and its affiliates and $24,000 paid by HCRE in 2000; $171,000 paid by Hallwood Energy Corporation and its affiliates and $24,000 paid by HCRE for 1999; and $162,800 paid by Hallwood Energy Partners and affiliates and $20,000 by HCRE for 1998.

(4) Represents reimbursements to compensate for the income tax effect of payment for life and/or disability insurance.

(5) Consists of the following options granted during calendar years ended 2000, 1999 and 1998. "HWG" refers to the Company, "HEP" to Hallwood Energy Partners and "HEC" to Hallwood Energy

    Corporation. Options for units of Hallwood Energy Partners and options for shares of Hallwood Consolidated Resources Corporation granted in 1998 have been terminated.

                                                      SECURITIES UNDERLYING
                                                         OPTIONS/SARS(#)
                                                    -------------------------
NAME                                 COMPANY         2000     1999      1998
----                            -----------------   ------   -------   ------
Anthony J. Gumbiner...........  HWG                 66,300         0        0
                                HEP Class C Units        0         0   34,588
                                HEC                 71,300   198,000        0
William L. Guzzetti...........  HEP Class C Units        0         0   16,588
                                HEC                 42,200   117,000        0
Melvin J. Melle...............  HWG                  4,500         0        0

(6) Under the Hallwood Petroleum, Inc. ("HPI") Long-Term Incentive Plan, payouts were made to HSC Financial in the amount of $230,884 in 2000, $66,208 for 1999 and $67,977 for 1998.

(7) Consists of the following items of compensation in 2000:

                                       COMPANY OR SUBSIDIARY
                                       CONTRIBUTIONS TO TAX
                                    FAVORED SAVINGS PLANS OR IN
                                       LIEU THEREOF PAYMENT
                                    UNDER THE HALLWOOD SPECIAL     PREMIUM PAYMENTS FOR
NAME                                    BONUS AGREEMENT($)        TERM LIFE INSURANCE($)
----                                ---------------------------   ----------------------
Anthony J. Gumbiner...............                 0                      7,802
William L. Guzzetti...............             5,100                          0
Melvin J. Melle...................             7,923                      5,680

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth the options to purchase shares of the Company and Hallwood Energy Corporation common stock granted to Named Executive Officers during 2000. No options held by Named Executive Officers were exercised in 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                          ---------------------------                   ANNUAL RATES OF
                            NUMBER OF      % OF TOTAL                                     SHARE PRICE
                            SECURITIES    OPTIONS/SARS                                 APPRECIATION FOR
                            UNDERLYING     GRANTED TO    EXERCISE OR                    OPTION TERM(3)
                           OPTIONS/SARS   EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
NAME                         GRANTED      FISCAL YEAR    PER SHARE($)      DATE        5%($)      10%($)
----                       ------------   ------------   ------------   ----------   ---------   ---------
Anthony J. Gumbiner......     66,300(1)        94           10.31        5/19/10      377,321     927,581
                              71,300(2)        30           4.625        1/28/07      134,247     312,851
William L. Guzzetti......     42,200(2)        18           4.625         6/1/06       79,456     185,166
Melvin J. Melle..........      4,500(1)         6           10.31        5/19/10       25,610      62,958

---------------

(1) The Company's options have a ten-year term and are fully vested on the date of grant.

(2) Hallwood Energy Corporation options have a seven-year term and vest cumulatively over three years on each of the date of grant and the first two anniversaries of the date of grant. All options vest immediately in the event of certain changes in control of Hallwood Energy Corporation.

(3) Securities and Exchange Commission Rules require calculation of potential realizable value assuming that the market price of the shares appreciates in value at 5% and 10% annualized rates. At a 5% annualized rate of appreciation, the share price for Hallwood Energy Corporation options with a $4.625 exercise price would be $6.51 at the end of seven years and $16.00 for Company options with a $10.31 exercise price at the end of ten years. At a 10% annualized rate of appreciation, the share price for Hallwood Energy Corporation options with a $4.625 exercise price would be $9.01 at the end of seven years and $24.30 for Company options with a $10.31 exercise price at the end of ten years. No gain to an executive officer is possible without an appreciation in share value, which will benefit all holders of shares. The actual value an executive officer may receive depends on market prices for the shares, and there can be no assurance that the amounts reflected will actually be realized.

                        AGGREGATED OPTION/SAR EXERCISES
                   AND OPTION/SAR VALUES AT DECEMBER 31, 2000

     The following table discloses for each of the Named Executive Officers who have been granted options to purchase securities of the Company or its subsidiaries, the number of options held by each of the Named Executive Officers and the potential realizable values for their options at December 31, 2000. None of the Named Executive Officers exercised any options during the year ended December 31, 2000, and the Company has not granted SARs.

                                                       SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                            UNEXERCISED                IN-THE-MONEY
                                                          OPTIONS/SARS AT             OPTIONS/SARS AT
                                                       DECEMBER 31, 2000(#)        DECEMBER 31, 2000($)
                                                     -------------------------   -------------------------
NAME                                        ENTITY   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                        ------   -------------------------   -------------------------
Anthony J. Gumbiner.......................  HWG                150,000/0                          0/0
                                            HRP                 25,800/0                    886,875/0
                                            HEC            23,767/47,533              115,864/231,723
William L. Guzzetti.......................  HRP                 15,000/0                    515,625/0
                                            HEC            14,067/28,133               67,577/137,148
Melvin J. Melle...........................  HWG                 13,500/0                          0/0

     The following table discloses each of the Named Executive Officers who received long-term incentive plan awards during the year ended December 31, 2000 and the estimated future payouts of the awards.

               LONG TERM INCENTIVE PLANS -- AWARDS IN YEAR ENDED
                               DECEMBER 31, 2000

                                              PERCENTAGE OF   PERFORMANCE OR        ESTIMATED FUTURE
                                                PLAN CASH      OTHER PERIOD     PAYOUTS UNDER NON-STOCK
NAME                                              FLOW         UNTIL PAYOUT    PRICE-BASED PLANS($)(1)(2)
----                                          -------------   --------------   --------------------------
Anthony J. Gumbiner(3)......................      25.0             2005                  69,574
William L. Guzzetti.........................       7.5             2005                  20,872

---------------

(1) Awards were made under Hallwood Energy Corporation's Phantom Working Interest Incentive Plan.

(2) These amounts are estimates based on estimated reserve quantities and future prices. Because of the uncertainties inherent in estimating quantities of reserves and prices, it is not possible to predict cash flow or remaining net present value of estimated future production with any degree of certainty.

(3) The award was made to HSC Financial, with which Mr. Gumbiner is associated.

                           COMPENSATION OF DIRECTORS

     For the year ended December 31, 2000, Messrs. Crocco and Talbot received director fees of $27,500 and are entitled to receive $500 for each day spent on business of the Company, other than at board meetings. Each director is also reimbursed for expenses reasonably incurred in connection with the performance of his duties. Additional information regarding consulting agreements with, or services provided by, Mr. Gumbiner through HSC Financial is included in "Certain Relationships and Related Transactions" and "Compensation Committee Interlocks and Insider Participation," below.

                             EMPLOYMENT AGREEMENTS

     During the year ended December 31, 2000, the Company had an employment agreement with Mr. Melle. Mr. Melle's employment agreement provides for payment of a salary of $200,000 per year plus an annual bonus in an amount as may be determined by the board of directors. In addition, the employment agreement provides that the Company will maintain $500,000 of life insurance benefits on behalf of Mr. Melle and, for the year ended December 31, 2000, the Company paid premiums in the amount of $5,680 for this life insurance. Mr. Melle's employment agreement continued under the same terms and conditions until December 31, 2000, at which time it was automatically extended for one year and will be automatically extended annually unless terminated by either party.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Since 1997 the board of directors as a whole has performed the functions of the compensation committee. References to the Company's compensation committee in this proxy statement refer to the board of directors, acting in its capacity as the compensation committee.

     Messrs. Gumbiner and Guzzetti served on the board of directors of Hallwood Realty, LLC, the general partner of Hallwood Realty Partners in 2000, and on the board of directors of Hallwood Energy Corporation. For Hallwood Realty Partners, the audit committee of the board of directors served as the compensation committee, Mr. Gumbiner was the Chief Executive Officer and Mr. Guzzetti was the Chief Operating Officer.

     As general partner of Hallwood Realty Partners, Hallwood Realty, LLC earns an asset management fee and certain related fees from Hallwood Realty Partners, which amounted to $655,000 for the year ended December 31, 2000. In addition, Hallwood Realty Partners reimbursed Hallwood Realty, LLC for $2,974,000 of costs incurred by Hallwood Realty, LLC on behalf of Hallwood Realty Partners in 2000. As property manager for Hallwood Realty Partners, the Company's HCRE subsidiary received management fees, leasing commissions and other fees from Hallwood Realty Partners and related parties of $5,436,000 during the year ended December 31, 2000.

     Since December 31, 1996, the Company has been a party to an agreement with HSC Financial under which HSC Financial provides international consulting and advisory services to the Company and its affiliates for an annual fee. The annual fee was $825,000 through December 31, 1999. Effective January 1, 2000, the agreement was amended to reduce the annual consulting fee to $495,000. According to this agreement, the Company reimburses HSC Financial for reasonable and necessary expenses in providing office space and administrative services used by Mr. Gumbiner. For the year ended December 31, 2000, the Company reimbursed HSC Financial in the amount of $304,000. Of the amounts paid in 2000, $117,000 was paid by the Company, and $187,000 was paid by Hallwood Realty, LLC.

                             COMPENSATION COMMITTEE
                       REPORTS ON EXECUTIVE COMPENSATION

GENERAL

     The Company is a diversified holding company with several subsidiaries and affiliated companies. Of the Named Executive Officers, Mr. Gumbiner was involved in the activities of all of the subsidiaries and affiliated companies, but received no cash compensation directly from the Company. HSC Financial, with which Mr. Gumbiner is associated, received consulting fees from the Company. The Company's board of directors, acting in its capacity as the compensation committee, approved the payments by the Company to HSC Financial. Since the consolidation of the Company's energy interests with Hallwood Energy Partners and Hallwood Consolidated Resources Corporation into Hallwood Energy Corporation in June 1999, Hallwood Energy Corporation has paid Mr. Gumbiner compensation directly for his services to that company, as described under "Compensation by Hallwood Energy Corporation -- Executive Officers," below. Mr. Gumbiner's compensation for his services with respect to Hallwood Energy Corporation is determined by Hallwood Energy Corporation's compensation committee. HSC Financial was also involved in the activities of Hallwood Realty, LLC and HCRE during 2000. The consulting fees paid to HSC Financial with respect to Hallwood Realty, LLC are determined by the board of directors of Hallwood Realty, LLC; the fees for services with respect to HCRE are determined by the Company's board of directors.

     Mr. Guzzetti's compensation for his services with respect to Hallwood Energy Corporation is determined by Hallwood Energy Corporation's compensation committee. Mr. Guzzetti was involved in the activities of Hallwood Realty, LLC and HCRE during 2000. He was also involved in the activities of Hallwood Energy Corporation. The compensation of Mr. Guzzetti with respect to his services to Hallwood Realty, LLC is determined by the board of directors of Hallwood Realty, LLC; the compensation for his services with respect to HCRE is determined by the Company's board of directors, acting in its capacity as the compensation committee.

     Mr. Melle is involved in the activities of the Company and of certain subsidiaries and affiliated companies, but for 2000 received compensation only from the Company. Accordingly, the compensation of Mr. Melle is determined solely by the Company's board of directors, acting in its capacity as the compensation committee.

COMPENSATION BY THE COMPANY

     The Company's board of directors, acting in its capacity as the compensation committee, annually determines the compensation of the Company's executive officers after discussions with each officer, and bases the amount of compensation on the board of directors' determination of the reasonable compensation for that officer. The members of the board of directors, through their business experience, are generally aware of prevailing compensation practices and regularly review and remain informed about the recent financial and operating experience of the Company. Based on this experience and review, the board of directors establishes compensation that it believes to be appropriate for each officer. Substantially all of the executive officers' compensation is paid as salary, although from time to time the Company has awarded substantial bonuses upon completion of significant acquisitions or other transactions that provide material benefits to the Company.

     HCRE has contracted with Hallwood Realty, LLC to manage the properties controlled by Hallwood Realty, LLC. Mr. Guzzetti is the president and is primarily responsible for the operations of HCRE. HCRE's Executive Incentive Plan authorizes HCRE to pay annual cash bonuses in an amount up to 10% of HCRE's net operating income for the prior year. The actual amount to be paid and the allocation of the total amount to individual employees is recommended by Mr. Gumbiner, the chief executive officer of HCRE, and is approved by the board of directors of HCRE, which consists of Messrs. Gumbiner and Guzzetti. Any amount to be paid to an executive officer of the Company is subject to the approval of the board of directors. No bonuses were awarded under the Executive Incentive Plan for 2000.

  2000 Members of The Hallwood Group Incorporated Board of Directors

        Charles A. Crocco, Jr.
        Anthony J. Gumbiner
        J. Thomas Talbot

COMPENSATION BY HALLWOOD REALTY, LLC

     Compensation of the executive officers of Hallwood Realty, LLC is determined by the entire board of directors of Hallwood Realty, LLC in consultation with Mr. Guzzetti, the president of Hallwood Realty, LLC. The board members, through their business experience, are generally aware of prevailing compensation practices and, regularly review and remain informed about the recent financial and operating experience of Hallwood Realty, LLC and Hallwood Realty Partners. With this experience and review, Hallwood Realty, LLC's board of directors bases its determination of specific amounts to be paid to individual executive officers primarily on Mr. Guzzetti's and the Hallwood Realty, LLC's board of directors' assessments of the individual performance of each officer. The compensation paid by Hallwood Realty, LLC to its executive officers consists of salary, and to the extent that Hallwood Realty, LLC's board of directors determines it to be appropriate, bonuses based on their determination that Hallwood Realty, LLC or Hallwood Realty Partners have experienced favorable operating results or completed transactions that benefit Hallwood Realty, LLC or Hallwood Realty Partners. For 2000, Mr. Guzzetti and Hallwood Realty, LLC's board of directors determined that no change was required in the salaries of the executive officers from the prior year. In recognition of the benefits provided to Hallwood Realty Partners through the efforts of the executive officers during the year, Hallwood Realty, LLC's board of directors determined that it was appropriate to award bonuses to the executive officers of Hallwood Realty, LLC, including a bonus of $150,000 to HSC Financial and a bonus of $24,000 to Mr. Guzzetti.

  2000 Members of the Hallwood Realty, LLC Board of Directors

        Anthony J. Gumbiner        William F. Forsyth
        Alan G. Crisp              Edward T. Story
        William L. Guzzetti

COMPENSATION BY HALLWOOD ENERGY CORPORATION

     General. Hallwood Energy Corporation's compensation philosophy is designed to motivate employees to contribute to the success of the Hallwood Energy Corporation through reserve replacement and enhancement of cash flow by fostering an atmosphere that encourages an entrepreneurial approach to Hallwood Energy Corporation's business. Hallwood Energy Corporation's compensation practices are designed to attract, motivate and retain key personnel by recognizing individual contributions, as well as the overall performance of Hallwood Energy Corporation, through the use of "at-risk" compensation strategies. Hallwood Energy Corporation's compensation program for executive officers consists of four main components: (1) base salaries that, over a two to three year period, are at least 20% below surveyed market salaries for companies similar in revenue and capital expenditures to Hallwood Energy Corporation; (2) annual cash bonus program based on overall Hallwood Energy Corporation performance measured against industry performance; (3) phantom working interest awards intended to encourage the successful drilling/workover of wells; and

(4) stock option awards intended to motivate recipients to enhance stock value and align executive officer and shareholder interests.

     Base Salary. Hallwood Energy Corporation's compensation committee determines base salaries for executive officers utilizing market survey data that focuses on other oil and gas companies similar in size, as measured by revenue and capital expenditures. Salaries of officers and other professional employees are targeted at 80% of the average of the executive officer positions for comparable companies within the surveys. Typically, the targeted percentage is reviewed and adjustments are considered every two to three years.

     Salary Adjustment in 2000. Neither the Chief Executive Officer nor any other Named Executive Officers received salary adjustments in 2000.

     Cash Bonus. The total bonus pool available for distribution to the executive officers is determined based on an assessment by Hallwood Energy Corporation's compensation committee of a number of quantitative and qualitative factors. The primary quantitative factors are operating costs, general and administrative costs, the effectiveness of capital expenditures in reserve replacement and the percentage of production replacement, in comparison to the historical performance of independent oil and gas companies as a group. The primary qualitative factors are the effectiveness of acquisitions and corporate transactions and the overall effectiveness of management and administration. Depending on Hallwood Energy Corporation's success in these areas, the aggregate of salaries and cash bonuses paid to management employees may range from 67% of the average total compensation paid to similarly situated employees in comparable companies if the performance is poor, to as high as 500% of the average total compensation paid by comparable companies if the performance has been excellent. The objective of the bonus plan is to enhance Hallwood Energy Corporation's stockholder value by rewarding employees for attaining certain levels in strategic elements of the business. After taking into account the various quantitative and qualitative factors, Hallwood Energy Corporation's compensation committee determined that Hallwood Energy Corporation had an average year in the categories of overall reserves found and the effectiveness of capital expenditures, and a very good year in the area of transactions. Based on this characterization that the overall performance of Hallwood Energy Corporation was slightly better than average, Hallwood Energy Corporation's compensation committee authorized a bonus pool for the executive officers of an amount that, when aggregated with the officers' base salaries, would be equal to 95% of the total compensation paid to officers in comparable companies. This bonus pool amount, $1,072,000, is then allocated among the executive officers to approximately achieve 95% of total compensation of officers with similar positions in comparable companies.

  Phantom Working Interest Incentive Plan

     Hallwood Energy Corporation's phantom working interest incentive plan is intended to provide incentive and motivation to key employees to increase the oil and gas reserves of Hallwood Energy Corporation and to continue their employment with Hallwood Energy Corporation.

     Under the terms of this incentive plan, Hallwood Energy Corporation's compensation committee annually determines whether or not to allocate cash flow of certain wells completed or enhanced during the year, and if so, the percentage of cash flow to be allocated. The allocated cash flow is a portion of Hallwood Energy Corporation's interest in the cash flow from certain international projects, if any, and wells drilled, recompleted or enhanced during that year. Hallwood Energy Corporation's compensation committee also approves the participants and their sharing percentage in the plan. Awards under the plan do not represent actual ownership in the wells. In making the awards, Hallwood Energy Corporation's compensation committee takes into consideration the recommendation of the executive officers of Hallwood Energy Corporation.

     An award under the plan means that a participant has the right, for five years, to receive a specified share of the plan cash flow from certain domestic wells drilled, recompleted or enhanced during the year of the award. In the sixth year, a participant receives an amount equal to a specified percentage, as determined by Hallwood Energy Corporation's compensation committee at the time of the award, of the remaining net present value of estimated future production from the wells, and the award is terminated. Cash flow from international projects, if any, is paid to participants for a ten-year period, but there is no buy-out for estimated future production. There are no international projects allocated to the 2000 plan, so the value of awards under the 2000 plan depends primarily on Hallwood Energy Corporation's results in 2000 in drilling, completing and achieving production from new wells and from certain recompletions and enhancements of existing wells. Five-year average oil and gas prices are used in determining the net present value of the awards.

     The awards for Hallwood Energy Corporation's 2000 phantom working interest incentive plan were made in January of 2001. For the 2000 plan year, Hallwood Energy Corporation's compensation committee allocated 2.8% of the cash flow from the eligible domestic wells to the plan. It was also determined that the participants' interests in the eligible domestic wells for the 2000 plan year would be purchased in the sixth year at 80% of the remaining net present value of the wells.

     Stock Option Plan. The objective of Hallwood Energy Corporation's long-term incentive plan, under which stock options are granted, is to motivate recipients to maximize the long-term growth and profitability of Hallwood Energy Corporation. Recipients can recognize value from options granted only if Hallwood Energy Corporation's stock price increases after the date on which the options are granted, because the exercise price of options granted is at least equal to the fair market value of Hallwood Energy Corporation's stock on the date of grant. For this reason, the award of options aligns the long-range interests of the recipients with those of the stockholders. Grants of options are generally made annually. Hallwood Energy Corporation's compensation committee determined the grant levels for grants to the chief executive officer and the executive officers of Hallwood Energy Corporation after taking into consideration prior year's grants and the position of the grantee in relationship to responsibilities which could likely affect the price of Hallwood Energy Corporation's stock.

     Chief Executive Officer. Hallwood Energy Corporation's compensation committee determined Mr. Gumbiner's salary after reviewing salary information on salaries paid to chief executive officers at other comparable companies. In addition to Mr. Gumbiner's base salary, he is also eligible to participate in the bonus, phantom working interest and stock option plans of Hallwood Energy Corporation. These "at-risk" components of Hallwood Energy Corporation's total compensation program serve to align Mr. Gumbiner's interests with those of the stockholders. Hallwood Energy Corporation's compensation committee feels that Mr. Gumbiner's compensation, including base salary, bonus payments, phantom working interest participation and stock option grants, is appropriately oriented toward risk-based, incentive compensation.

  Members of the Hallwood Energy Corporation's Board of Directors

          Anthony J. Gumbiner
          Hans-Peter Holinger
          Rex A. Sebastian
          William L. Guzzetti
          Nathan C. Collins
          Bill M. Van Meter
          Jerry A. Lubliner
          John R. Isaac
          Hamilton P. Schrauff

  2000 Members of the Compensation Committee of Hallwood Energy Corporation

          Rex A. Sebastian
          Bill M. Van Meter
          Jerry A. Lubliner
          Hans-Peter Holinger

REPORT OF THE AUDIT COMMITTEE

     The audit committee is composed of two directors and operates under a charter adopted by the board of directors according to the rules and regulations of the SEC and the American Stock Exchange. The audit committee charter is attached as Annex A. The audit committee members are J. Thomas Talbot, Chairman of the audit committee, and Charles A. Crocco, Jr. The board of directors believes that both of these directors are independent as defined by the American Stock Exchange's Listed Company Guide.

     Management is responsible for the Company's internal controls and the financial reporting process. Deloitte & Touche LLP, the Company's independent auditors, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. The audit committee's responsibility is to monitor and oversee these processes. The audit committee also recommends to the board of directors the selection of the Company's independent auditors.

     In this context, the audit committee reviewed and discussed the audited financial statements with both management and Deloitte & Touche LLP. Specifically, the audit committee has discussed with Deloitte & Touche LLP matters required to be discussed by Statement on Auditing Standards No. 61.

     The audit committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and has discussed with Deloitte & Touche LLP the issue of its independence from the Company.

     Based on the audit committee's review of the audited financial statements and its discussions with management and Deloitte & Touche LLP noted above and the report of the independent auditors to the audit committee, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

  2000 Members of the Audit Committee of The Hallwood Group Incorporated

        J. Thomas Talbot
        Charles A. Crocco, Jr.

                               PERFORMANCE GRAPH

     The following performance graph compares the 5-year cumulative return of the Company's common stock with that of the Russell 2000 Index and a peer group of issuers. The issuers included in the peer group are all publicly traded companies included in Standard Industrial Classification Code 6512 "Operators of Nonresidential Buildings," with market capitalization of less than $100,000,000 as of December 31, 2000, which consist of Hallwood Realty Partners, Milestone Properties, Inc. and Pacific Gateway Properties, Inc.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                     AMONG THE HALLWOOD GROUP INCORPORATED,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------------------
                                       12/95       12/96       12/97       12/98       12/99       12/00
-----------------------------------------------------------------------------------------------------------
 THE HALLWOOD GROUP INCORPORATED      100.00      205         481         244         236             75
 RUSSELL 2000                         100.00      116         143         139         168            147
 PEER GROUP                           100.00      143         269         337         319            277

* $100 invested on December 31, 1995 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

                               PROPOSAL NUMBER 2
               AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN

PROPOSED AMENDMENT TO THE STOCK OPTION PLAN

     The Company's stock option plan currently provides that the maximum number of shares of common stock for which options may be granted under the stock option plan is 204,000 (as adjusted for a three for two stock split in 1999). As of the record date, options to purchase all of the shares authorized under the stock option plan have been granted. The board of directors has determined that an increase in the number of shares for which options may be awarded under the stock option plan is necessary for the Company to remain competitive in total compensation, including salaries, benefits and incentives, so as to achieve the goals of the original stock option plan in attracting and retaining qualified directors, employees and consultants. Therefore, the board of directors has approved an amendment to the stock option plan that would increase the authorized shares of common stock that could be issued in the stock option plan from 204,000 to 244,800 and directed that the amended stock option plan be submitted to the stockholders of the Company for approval and adoption. The material features of the amended stock option plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the stock option plan attached as Annex B to this proxy statement. The Company anticipates registering the additional shares issuable as a result of the increase in the number of authorized shares under the stock option plan with the SEC during 2001.

PRINCIPAL FEATURES OF THE STOCK OPTION PLAN

     The stock option plan provides for the issuance of options to purchase an aggregate of up to 244,800 shares of the Company's common stock. Persons eligible to participate in the stock option plan are directors, employees of, or consultants to the Company or its subsidiaries. Under the stock option plan, the board of directors or a committee designated by the board of directors has the discretion to grant options to an eligible person based upon the contribution the eligible person has made or may make to the success of the Company or its subsidiaries. The options are "nonqualified" options, meaning that they are not incentive stock options as defined in Section 422 of the Internal Revenue Code.

     Options are issued at an exercise price as determined by the board of directors or a stock option committee. In the event the exercise price is paid in whole or in part with shares of common stock, the value of the shares surrendered will be their fair market value. For purposes of the stock option plan, the fair market value is determined by the last reported sale price of such shares if the shares are listed or admitted for trading on any national securities exchange or included in the National Market System of NASDAQ. If the shares are quoted on NASDAQ or any similar system of automated dissemination of securities price quotations in common use, the fair market value is the mean between the closing high bid and low asked quotations for the shares.

     Under the 1995 Stock Option Plan Loan Program for The Hallwood Group Incorporated, the Company has agreed to loan to the holders of options granted under the stock option plan an amount up to the aggregate exercise price of the options. The loan must be secured by the shares to be acquired upon exercise of the option and other property having a fair market value equal to the principal amount of the loan, is payable in full on the fifth anniversary of the loan and will bear interest, which is payable quarterly, at the same rate that the Company pays on its revolving line of credit with its primary lender. If the option being exercised was accelerated because of a change in control of the Company, however, the loan may not exceed the aggregate exercise price of the options plus the amount of any amounts required to be paid by the holder as income tax payments related to the option exercise, the loan may be unsecured, the principal balance of the loan will be due on the first anniversary of the loan and will bear interest at a rate two percent above the rate the Company pays on its revolving line of credit with its primary lender. The principal balance of the loan may be paid by the holder either in cash or by the surrender of shares having a fair market value as of the date of the repayment equal to the principal balance.

     Options granted under the stock option plan are exercisable in amounts and at intervals as the board of directors or the stock option committee provides in granting an option, provided that the option has not expired on the date of exercise. The expiration date of an option is determined by the stock option committee when the option is granted, but in no event is an option exercisable after ten years from the date the option is granted. Exercise of the options may be accelerated based on the occurrence of certain events, including changes in control of the Company resulting from reorganization, consolidation, merger, liquidation, dissolution or other comparable transactions. If an optionee ceases to be employed for any reason other than retirement, mental or physical disability, death or a change in control of the Company, that optionee's option terminates automatically and without notice. If an optionee retires, that optionee's option expires 90 days after termination by retirement. If an optionee ceases to be employed by the Company due to mental or physical disability, that optionee's option expires after 12 months. In the event of a change of control of the Company, an optionee whose employment terminates due to that change in control shall have 12 months to exercise the option.

     Options granted under the stock option plan are transferable by the optionee by gift or by contribution to (a) any member of the optionee's immediate family, (b) any entity of which the optionee or members of the optionee's family are the sole equity owners or beneficiaries, or if there are discretionary beneficiaries, among the class of discretionary beneficiaries, or
(c) any combination of the above.

     An optionee may also be granted stock appreciation rights ("SARs") and limited stock appreciation rights ("Limited SARs") with respect to all or some of the shares covered by any option (a "Related Option"). SARs and Limited SARs may be granted on or after the date on which a related option is granted. A SAR or Limited SAR is exercisable only in the event that a tender offer or exchange offer is made by a person or entity other than the Company for 25% or more of the outstanding common stock of the Company. Upon the exercise of a SAR or Limited SAR, the holder of such SAR or Limited SAR may be paid in (1) cash, (2) shares, or (3) a combination of cash and shares. In the event cash and shares are received, an optionee exercising SARs shall be paid an amount equal to the fair market value per share on the date of the exercise over the option price per share of the related option, multiplied by the number of shares with respect to which such SARs are being exercised. In the event cash and shares are received, an optionee exercising Limited SARs will receive an amount equal to the excess of the highest price per share paid in any offer that is in effect at any time during the period beginning on the 60th day prior to the date a Limited SAR is exercised, and ending on the date that the Limited SAR is exercised over the option price per share of the related option, multiplied by the number of shares with respect to which a Limited SAR is being exercised.

     Since the number of options awarded to any participant is determined by the board of directors, acting as the stock option committee in its discretion from time to time, it is not possible to indicate the number of options that will be granted to any employee in the future. The board of directors or stock option committee may amend the stock option plan or any option as it considers advisable, but may not substantially impair any option outstanding under the stock option plan.

TAX CONSEQUENCES

     Upon the exercise of a option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of common stock received over the exercise price. The taxable income recognized upon exercise of an option will be treated as compensation income subject to withholding and the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When common stock received upon the exercise of an option is subsequently sold or exchanged in a taxable transaction, the holder generally will recognize capital gain or loss equal to the difference between the total amount realized and the fair market value of the common stock on the date of exercise. The character of the gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

     Approval of the amendment to the stock option plan requires the affirmative vote of the holders of a majority of the shares of common stock present and voting at the annual meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE STOCK OPTION PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE STOCK OPTION PLAN, AS DESCRIBED ABOVE.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONSULTING AND MANAGEMENT AGREEMENTS

     Effective December 31, 1996, the Company entered into an agreement with HSC Financial under which HSC Financial agreed to provide international consulting and advisory services to the Company and its affiliates for an annual fee of $825,000 and reimbursement for out-of-pocket and other reasonable expenses of HSC Financial. The annual fee was reduced to $495,000 effective January 1, 2000.

STANWICK HOLDINGS, INC.

     The Company shares offices, facilities and staff with, and certain executive officers of the Company also served as executive officers or directors of, Stanwick Holdings, Inc. The Company pays the common general and administrative expenses of the two companies and charges Stanwick a fee for its allocable share of such expenses, which totaled $25,000 for the year ended December 31, 2000.

     Stanwick is a subsidiary of HHSA. Mr. Gumbiner is a director of HHSA. Under United States securities laws, HHSA and HSC Financial are associated, and HSC Financial could be considered to share beneficial ownership of substantially all of the outstanding shares of HHSA.

HALLWOOD INVESTMENTS LIMITED.

     In March 2000 and September 2000, the Company entered into loan agreements with Hallwood Investments Limited in the amount of $1,500,000 and $1,000,000, respectively. Significant terms include: (1) a term of five years; (2) a fixed interest rate of 10%; (3) interest and principal payments are deferred until maturity; (4) the loans are unsecured and subordinated to the Company's senior secured term loan; and (5) the loan amounts are convertible into common stock 12 months after date of issuance, if not previously repaid, at $10.13 per share, in the case of the March loan, and $6.47 per share, in the case of the September loan. Each conversion price was set as 115% of the market price of the Company's common stock on the date each loan was approved by the Company's independent board members. In March 2001, the Company entered into an additional loan agreement with Hallwood Investments Limited under similar terms and conditions in the amount of $1,500,000, with a conversion price of $6.12 per share.

                                    AUDITORS

     Deloitte & Touche LLP served as the Company's independent auditors for the years ended December 31, 1998, 1999 and 2000 and has been selected to serve in that capacity again for the year ended December 31, 2001. A representative of Deloitte & Touche LLP will be available at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if desired.

                                   AUDIT FEES

     Deloitte & Touche LLP provided services to the Company in the following categories and amounts:

Audit fees................................................  $215,000
Financial information systems design and implementation
  fees....................................................  $      0
All other fees(1).........................................  $127,000

---------------

(1) The audit committee has considered whether the provision of these services, the majority of which include tax compliance and tax planning services, is compatible with maintaining the principal accountant's independence.

                             STOCKHOLDER PROPOSALS

     If a stockholder intends to present a proposal for action at the 2002 annual meeting and wishes to have the proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act, the proposal must be submitted in writing to the Secretary of The Hallwood Group Incorporated, at 3710 Rawlins, Suite 1500, Dallas, Texas 75219 by December 12, 2001. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

     The Company's bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the board of directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company 90 days or more before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the bylaws.

     If you wish to submit a proposal at the annual meeting, other than through inclusion in the proxy statement, you must notify the Company no later than February 25, 2002. If you do not notify the Company of your proposal by that date, the Company will exercise its discretionary voting power on that proposal.

     In addition, if you submit a proposal outside of Rule 14a-8 of the Securities Exchange Act for the 2002 annual meeting, and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company's proxy or proxies may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's securities, to file reports of ownership and changes of ownership with the SEC and the American Stock Exchange. Officers, directors and 10% stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by them.

     Based solely on review of copies of the forms received, the Company believes that, during the last fiscal year, all filing requirements under
Section 16(a) applicable to its officers, directors and 10% stockholders were timely.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the annual meeting. All shares represented by proxies will be voted in favor of the nominees for director and to approve the amendment to the 1995 stock option plan set forth in this proxy statement unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, the Company's proxy holders will vote on those matters according to their best judgment.

                                            By order of the Board of Directors

                                            MELVIN J. MELLE
                                            Secretary

April 18, 2001

                                                                         ANNEX A

                        THE HALLWOOD GROUP INCORPORATED

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

     General. The role of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities by:

          (a) Serving as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

          (b) Reviewing and appraising the audit efforts of the Corporation's independent accountants.

          (c) Providing an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

COMPOSITION

     The Audit Committee shall consist of three or more directors, as determined by the Board, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In determining whether any director is independent, the Board shall take into consideration the requirements of the principal exchange or system on which the Corporation's common stock is traded. Directors who are affiliates of the Corporation, or officers or employees of the Corporation or of its subsidiaries, will not be considered independent. Notwithstanding the first sentence of this paragraph, until June 14, 2001, the Committee may consist of two or more directors meeting the qualifications of this section.

     All members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee is to have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The members of the Committee are to be elected by the Board and shall serve until their successors are duly elected and qualified: Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS

     The Committee shall meet regularly, as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants, in separate executive sessions, to discuss any matters that the Committee or either of these groups believe should be discussed privately. In addition, the Committee or its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements. The Committee shall be available to the independent accounts during the year for consultation purposes.

  Relationship with Independent Accountants

     The Corporation's independent accountants are to be ultimately accountable to the Board and the Committee, and the Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

  Responsibilities and Duties

     To fulfill its responsibilities and duties the Audit Committee shall:

          (a) Review and update this Charter at least annually, and otherwise as conditions dictate.

          (b) Review the Corporation's annual financial statements, the scope of the annual audit and any reports or other financial information submitted to the Securities and Exchange Commission or the public, including any certification, report, opinion, or review rendered by the independent accountants.

          (c) Review with financial management and the independent accountants the Corporation's filings with the Securities and Exchange Commission on Form 10-Q prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review. The following factors are general guidelines for the Committee to consider in determining if the independent accountants are independent:

             (i) Financial relationships that impair independence, such as direct or material indirect investments in the Corporation, investments in common with the Corporation or investments by the Corporation in the independent accountants;

             (ii) Employment relationships between the independent accountants or their family members and the Corporation;

             (iii) Non-audit services provided by the independent accountants to the Corporation that may impair the Corporation's independence, including bookkeeping or other services related to the Corporation's accounting records, financial information systems design and implementation, appraisal or valuation services and fairness opinions, actuarial services, internal audit services, management functions, human resources, broker-dealer services, and legal services; and

             (iv) Contingent fee arrangements for services provided by the independent accountants to the Corporation.

          (d) Discuss these requirements with the independent accountants to assure that the independent accountants will satisfy the requirements or will take the necessary steps to assure compliance in the future. This will be done in a dialogue with the independent accountants about the exact extent of the requirements and the independent accountants' internal procedures to assure compliance.

          (e) On an annual basis, obtain from the independent accountants, and review and discuss with the independent accounts, a formal written statement delineating all significant relationships the independent accountants have with the Corporation and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

          (f) Recommend to the Board any appropriate action to ensure the independence of the independent accountants.

          (g) Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

          (h) Periodically consult with the independent accountants regarding the fullness and accuracy of the Corporation's financial statements.

          (i) Prepare a report of the Committee to be included in the Corporation's annual proxy statement, and recommend to the Board whether the financial statements prepared by the independent accountants shall be included in the Corporation's Annual Report on Form 10-K.

          (j) In consultation with the independent accountants, review the integrity of the Corporation's accounting practices, policies, financial reporting processes and overall accounting and financial controls, both internal and external, and recommend to whom reports should be submitted within the Corporation.

          (k) Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

          (l) Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

          (m) Establish regular and separate reporting to the Committee by each of management and the independent accountants, regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

          (n) Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          (o) Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

          (p) Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

          (q) Establish, review and update periodically a Code of Conduct and ensure that management has established a system to enforce this Code.

          (r) Review and, if the Committee determined it is appropriate, approve transactions proposed between the Corporation and its affiliates.

          (s) Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

          (t) Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                                            Adopted by Resolution of the Board
                                            of Directors

March 15, 2001

                                                                         ANNEX B

                                    AMENDED
                             1995 STOCK OPTION PLAN
                                      FOR
                        THE HALLWOOD GROUP INCORPORATED

     SECTION 1. Purpose. The purpose of this 1995 Stock Option Plan for The Hallwood Group Incorporated is to advance the interests of The Hallwood Group Incorporated, a Delaware corporation (the "Corporation"), by providing an additional incentive to attract and retain qualified and competent directors, employees and consultants for the Corporation and its subsidiaries, upon whose efforts and judgment the success of the Corporation is largely dependent, through the encouragement of ownership in the Corporation by such persons.

     SECTION 2. Definitions. As used herein, the following terms shall have the meaning indicated:

          (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

          (b) "Board" shall mean the Board of Directors of the Corporation.

          (c) "Business Day" shall mean (i) if the Shares trade on a national securities exchange, any day that the national securities exchange on which the Shares trade is open or (ii) if the Shares do not trade on a national securities exchange, any day that commercial banks in the City of New York are open.

          (d) "Committee" shall mean the Compensation Committee of the Board or other committee, if any, appointed by the Board pursuant to Section 13 hereof.

          (e) "Continuing Director" shall mean (i) any member of the Board on the effective date of this Plan and (ii) any person who subsequently becomes a member of the Board if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

          (f) "Corporation" shall mean The Hallwood Group Incorporated, a Delaware corporation.

          (g) "Date of Grant" shall mean the date on which the Committee takes formal action to grant an Option to an Eligible Person, provided it is followed, as soon as reasonably possible, by written notice to the Eligible Person of the grant.

          (h) "Director" shall mean a member of the Board.

          (i) "Eligible Person(s)" shall mean those persons who are Directors or are employees of, or consultants to, the Corporation or any Subsidiary.

          (j) "Effective Date" shall mean June 27, 1995.

          (k) "Fair Market Value" of a Share on any date of reference shall mean the Closing Price on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine fair market value otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Shares on any business day shall be: (i) if the Shares are listed or admitted for trading on any United States national securities exchange or included in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the last reported sale price of Shares on such exchange or system, as reported in any newspaper of general circulation; (ii) if Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Shares on such system; (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Shares on at least five of the ten preceding days; or, (iv) in lieu of the above, if actual transactions in the Shares are reported on a consolidated transaction reporting system, the last sale price of the Shares for such day and on such system.

          (l) "Nonqualified Option" shall mean an option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

          (m) "Option" (when capitalized) shall mean any option granted under this Plan.

          (n) "Optionee" shall mean a person to whom an Option is granted or any successor to the rights of such Option under this Plan.

          (o) "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture or other legal entity.

          (p) "Plan" shall mean this 1995 Stock Option Plan for The Hallwood Group Incorporated.

          (q) "SAR" shall mean a stock appreciation right as defined in Section 9 hereof.

          (r) "Share(s)" shall mean shares of the common stock, par value $.10 per share, of the Corporation (meaning such Shares after giving effect to the one-for-four reverse stock split approved by the stockholders of the Corporation as of the Effective Date).

          (s) "Subsidiary" shall mean (i) any corporation of which a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Corporation or by one or more Subsidiaries, or by the Corporation and one or more Subsidiaries or (ii) any partnership, joint venture or limited liability company of which at least a majority of the equity ownership, whether in the form of membership, general, special or limited partnership interests or otherwise, is directly or indirectly owned or controlled by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

     SECTION 3. Shares and Options. The Corporation may grant to Eligible Persons from time to time Options to purchase an aggregate of up to Two Hundred Forty Four Thousand Eight Hundred (244,800) Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be a Nonqualified Option.

     SECTION 4. Conditions for Grant of Options.

     (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from Eligible Persons. Any Person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

     (b) In granting Options, the Committee shall take into consideration the contribution the Person has made or may make to the success of the Corporation or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Corporation and any Subsidiary with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, relating an Option to achievement of specific goals established by the Committee or the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

     (c) The Committee in its sole discretion shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Option.

     SECTION 5. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee.

     SECTION 6. Exercise of Options.  An Option shall be deemed exercised when
(i) the Corporation has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Corporation of the amount, if any, that the Committee determines to be necessary for the employer of the Optionee to withhold in accordance with applicable federal or state income tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or cashier's check, by money order, with Shares (provided that at the time of exercise the Committee in its sole discretion does not prohibit the exercise of Options through the delivery of already-owned Shares) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value. The Corporation in its sole discretion, and on such terms as it may determine, may lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise.

     SECTION 7. Exercisability of Options.

     (a) Any Option shall become exercisable in such amounts and at such intervals as the Committee shall provide in any Option, except as otherwise provided in this Section 7; provided in each case that the Option has not expired on the date of exercise.

     (b) The expiration date of an Option shall be determined by the Committee at the Date of Grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the Date of Grant.

     (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised.

     (d) Unless otherwise provided in any Option, each outstanding Option shall become fully exercisable immediately upon any of the following dates unless, in each case, the applicable transaction is approved in advance by Continuing
Directors:

          (i) ten (10) days prior to the date of any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), which has the result that stockholders of the Corporation immediately before such transaction would cease to own at least 66 2/3% of the voting ownership interests of the Corporation or of any entity that results from the participation of the Corporation in a reorganization, consolidation, merger, liquidation, dissolution or any other comparable form of transaction;

          (ii) ten (10) days preceding the record date for the approval by the stockholders of the Corporation of a plan of reorganization, consolidation, merger, liquidation, dissolution or other comparable form of transaction in which the Corporation does not survive or as a result of which the stockholders of the Corporation immediately before such transaction would cease to own at least 66 2/3% of the voting ownership interests of the Corporation;

          (iii) ten (10) days preceding the record date for the approval by the stockholders of the Corporation of a plan for the sale, lease, exchange or other disposition of 50% or more of the property and assets of the Corporation;

          (iv) ten (10) days preceding the record date for the approval by the stockholders of the Corporation of the removal of or a change in a majority of the members of the Board; or

          (v) the date any tender offer or exchange offer is made by any person, which, if successfully completed, would result in such person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Act) either 33 1/3% or more of the Corporation's outstanding Shares or interests in the Corporation having 33 1/3% or more of the combined voting power of the Corporation's then outstanding voting interests.

     (e) Notwithstanding any provisions hereof to the contrary, if any Option is accelerated under Subsection 7(c) or (d), the portion of such Option that may be exercised to acquire Shares that the Optionee would not be entitled to acquire but for such acceleration (the "Acceleration Shares"), is limited to that number of Acceleration Shares that can be acquired without causing the Optionee to have an "excess parachute payment" under Section 280G of the Internal Revenue Code, determined by taking into account all of the Optionee's "parachute payments" determined under Section 280G of the Code. If as a result of this Subsection 7(e), the Optionee may not acquire all of the Acceleration Shares, then the Acceleration Shares that the Optionee may acquire shall be the last Shares that the Optionee would have been entitled to acquire had this Option not been accelerated.

     SECTION 8. Termination of Option Period.

     (a) Unless otherwise provided in any Option, the unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (i) ten (10) years after the date of grant of such Option;

          (ii) three (3) months after the date on which the Optionee's employment by the Corporation or a Subsidiary is terminated for any reason other than by reason of: (A) a mental or physical disability as determined by a medical doctor satisfactory to the Committee; (B) the Optionee's death; (C) termination for Cause (as defined below); or (D) termination resulting from any transaction described in SECTION 7(d) hereof;

          (iii) twelve (12) months after the date on which the Optionee's employment by the Corporation or a Subsidiary is terminated by reason of a mental or physical disability as determined by a medical doctor satisfactory to the Committee;

          (iv) (A) twelve (12) months after the date of termination of the Optionee's employment by the Corporation or a Subsidiary by reason of death of the Optionee; or (B) three (3) months after the date on which the Optionee shall die if such death shall occur during the three-month period specified in SECTION 8(a)(ii) hereof or the twelve-month period specified in SECTION 8(a)(iii) hereof;

          (v) three (3) years after the termination of the employee's employment by the Corporation or a Subsidiary by reason of a transaction specified in
     SECTION 7(d) hereof.

          (vi) Immediately upon termination for Cause. For purposes of this section, "Cause shall mean:

             (A) the willful and continued failure by the Optionee to substantially perform his duties with the Corporation or a Subsidiary (other than any such failure resulting from the Optionee's Disability), within a reasonable period of time after a written demand for substantial performance is delivered to the Optionee by the board of directors of the Optionee's employer, which demand specifically identifies the manner in which the board of directors of the Optionee's employer believes that the Optionee has not substantially performed his duties;

             (B) the failure by the Optionee to materially conform to the Corporation's policies and procedures, within a reasonable period of time after a written demand for substantial performance is delivered to the Optionee by the board of directors of the Optionee's employer, which demand specifically identifies the manner in which the board of directors of the Optionee's employer believes that the Optionee has failed to materially conform to the Corporation's policies and procedures;

             (C) the willful engaging by the Optionee in conduct that is demonstrably and materially injurious to the Corporation or a Subsidiary, monetarily or otherwise; or

             (D) the engaging by the Optionee in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the board of directors of the Optionee's employer, the Optionee's credibility and reputation no longer conform to the standard of the employer's employees.

     For purposes of the Plan, no act, or failure to act, on the Optionee's part shall be deemed "willful" unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that the Optionee's action or omission was in the best interest of the Corporation.

     (b) If provided in an Option, the Committee in its sole discretion shall have the power to cancel, effective upon the date determined by the Committee in its sole discretion, all or any portion of any Option that is then exercisable (whether or not accelerated by the Committee) upon payment to the Optionee of cash in an amount that, in the absolute discretion of the Committee, is determined to be equal to the excess of (i) the aggregate Fair Market Value of the Shares subject to such Option on the effective date of the cancellation over
(ii) the aggregate exercise price of such Option.

     SECTION 9. Stock Appreciation Rights and Limited Stock Appreciation Rights. (a) The Board shall have authority to grant an SAR or a Limited SAR with respect to all or some of the Shares covered by any Option ("Related Option"). An SAR or Limited SAR may be granted on or after the Date of Grant of such Related Option.

     (b) For the purposes of this Section 9, the following definitions shall apply:

          (i) The term "Offer" shall mean any tender offer or exchange offer for twenty-five percent (25%) or more of the outstanding Shares of the Corporation, other than one made by the Corporation; provided that the corporation, person or other entity making the Offer acquires Shares pursuant to such Offer.

          (ii) The term "Offer Price Per Share" shall mean the highest price per Share paid in any Offer that is in effect at any time during the period beginning on the 60th day prior to the date that a Limited SAR is exercised and ending on the date that the Limited SAR is exercised. Any securities or properties that are a part or all of the consideration paid or to be paid for Shares in the Offer shall be valued in determining the Offer Price Per Share at the higher of (1) the valuation placed on such securities or properties by the person making such Offer, or (2) the valuation placed on such securities or properties by the Board.

          (iii) The term "Limited SAR" shall mean a right granted under this Plan that shall entitle the Holder to an amount in cash equal to the Offer Spread in the event an Offer is made.

          (iv) The term "Offer Spread" shall mean, with respect to each Limited SAR, an amount equal to the product obtained by multiplying (1) the excess of (A) the Offer Price Per Share immediately preceding the date of exercise over (B) the Option Price per Share of the Related Option multiplied by (2) the number of Shares with respect to which such Limited SAR is being exercised.

          (v) The term "SAR" shall mean a right granted under this Plan that shall entitle the Holder thereof to an amount in cash equal to the SAR Spread.

          (vi) The term "SAR Spread" shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Share on the date of exercise over (B) the Option Price per Share of the Related Option multiplied by (2) the number of Shares with respect to which such SAR is being exercised.

     (c) To exercise the SAR or Limited SAR, the Holder shall:

          (i) Give written notice thereof to the Corporation, specifying the SAR or Limited SAR being exercised and the number or Shares with respect to which such SAR or Limited SAR is being exercised, and

          (ii) If requested by the Corporation, deliver within a reasonable time the agreement evidencing the SAR or Limited SAR being exercised, and the Related Option agreement to the Secretary of the

     Corporation who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Holder.

     (d) As soon as practicable after the exercise of an SAR or Limited SAR, the Corporation shall pay to the Holder (i) cash, (ii) at the request of the Holder and the approval of the Board, or in accordance with the terms of the Related Option, Shares, or (iii) a combination of cash and Shares, having a Fair Market Value equal to either the SAR Spread, or to the Offer Spread, as the case may be; provided, however, that the Corporation may, in its sole discretion, withhold from such payment any amount necessary to satisfy the Corporation's or a Subsidiary's obligation for federal and state withholding taxes with respect to such exercise.

     (e) An SAR or Limited SAR may be exercised only if and to the extent that the Related Option is eligible to be exercised; provided, however, a Limited SAR may be exercised only during the period beginning on the first day following the date of expiration of the Offer and ending on the 30th day following such date.

     (f) Upon the exercise of an SAR or Limited SAR, the Shares under the Related Option to that such exercised SAR or Limited SAR relate shall be released, but such released Shares shall never again be Shares available for grant.

     (g) Upon the exercise or termination of a Related Option, the SAR or Limited SAR with respect to such Related Option likewise shall terminate.

     (h) An SAR or Limited SAR shall be transferable only to the extent, if any, that the Related Option is transferable, and under the same conditions.

     (i) Each SAR or Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Board may determine and shall be evidenced by a written agreement.

     (j) The Holder shall have no rights as a stockholder with respect to the related Shares as a result of the grant of an SAR or Limited SAR.

     SECTION 10. Adjustment of Shares.

     (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event.

          (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, so that the same proportion of the Corporation's issued and outstanding Shares shall continue to be subject to being so optioned; and

          (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to outstanding Options, so that the same proportion of the Corporation's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

     (b) The Committee may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of any transaction.

     (c) Except as otherwise expressly provided herein, the issuance by the Corporation of any class, or securities convertible into ownership interests of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such ownership interests or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares reserved for issuance under the Plan or the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

     (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Corporation to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Corpora-tion's capital structure or its business; (2) any merger or consolidation of the Corporation; (3) any issue by the Corporation of debt securities, or partnership interests that would rank above the Shares subject to outstanding Options; (4) the dissolution or liquidation of the Corporation; (5) any sale, transfer or assignment of all or any part of the assets or business of the Corporation; or
(6) any other partnership act or proceeding, whether of a similar character or otherwise.

     SECTION 11. Transferability of Options. Each Option may provide that such Option may be transferrable by the Optionee in the Optionee's discretion.

     SECTION 12. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Corporation with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the agreement evidencing the Option or any law or regulation including, but not limited to, the following:

     (a) A representation, warranty or agreement by the Optionee to the Corporation at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

     (b) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and that are endorsed upon the Share certificates.

     SECTION 13. Administration of the Plan.

     (a) The Plan may be administered by the Compensation Committee of the Board or other committee thereof as appointed by the Board (herein called the "Committee"); or, if the Board so determines, by the Board and in such case all references to the Committee shall be deemed to be references to the Board. Except for the powers set forth in Section 16, the Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

     (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or
(ii) without a meeting by the written approval of a majority of the members of the Committee.

     (d) Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Option; (ii) to construe the terms of this Plan or any Option; (iii) as provided in Subsection 10(a), upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to this Plan and Option; and (iv) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or any Option in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Subsection 13(d), and such determinations shall be final, binding and conclusive.

     SECTION 14. Government Regulations.

     This Plan, Options and the obligations of the Corporation to sell and deliver Shares under any Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     SECTION 15. Miscellaneous.

     (a) The grant of an Option shall be in addition to any other compensation paid to the Optionee or other employee benefit plans of the Corporation or a Subsidiary or other benefits with respect to Optionee's position with the Corporation or a Subsidiary. The grant of an Option shall not confer upon the Optionee the right to continue in the Optionee's employment position, or interfere in any way with the rights of the Optionee's employer to terminate his or her status as an employee.

     (b) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Plan or any Option, and members of the Board and the Committee shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

     (c) Any issuance or transfer of Shares to an Optionee, or to his legal representative, heir, legatee, distributee or assignee, in accordance with the provisions of this Plan or the applicable Option, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee, distributee or assignee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

     (d) Neither the Committee nor the Corporation guarantees Shares from loss or depreciation.

     (e) All expenses incident to the administration, termination, or protection of this Plan or any Option, including, but not limited to, legal and accounting fees, shall be paid by the Corporation; provided, however, the Corporation may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Corporation to enforce its rights under this Plan or any Option.

     (f) Records of the Corporation shall be conclusive for all purposes under this Plan or any Option, unless determined by the Committee to be incorrect.

     (g) The Corporation shall, upon request or as may be specifically required under this Plan or any Option, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Plan or any Option.

     (h) The Corporation assumes no liability to any Optionee or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Committee.

     (i) If any provision of this Plan or any Option is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Option, but such provision shall be fully severable, and the Plan or Option, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Option, as applicable.

     (j) Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified by written notice delivered in accordance with this Subsection 15(j) or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Subsection 15(j). The Corporation or the Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with this Plan, the address of the Corporation is 3710 Rawlins, Suite 1500, Dallas, Texas 75219-4236 and the address of the Optionee is the Optionee's address in the records of the Optionee's employer.

     (k) Any person entitled to notice under this Plan may waive such notice.

     (l) Each Option shall be binding upon the Optionee, his legal representatives, heirs, legatees and distributees and upon the Corporation, its successors, and assigns, and upon the Board, the Committee and its successors.

     (m) The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of this Plan's provisions.

     (n) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

     SECTION 16. Amendment and Discontinuation of the Plan. The Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 8, no amendment or suspension of the Plan or any Option issued hereunder shall, except as specifically permitted in any Option, substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

     SECTION 17. Effective Date and Termination Date. The Effective Date of the Plan is June 27, 1995, which is the date the Board adopted this Plan. The Plan shall terminate on the tenth anniversary of the Effective Date.

     Executed to evidence the 1995 Stock Option Plan of The Hallwood Group Incorporated adopted by the Board on June 27, 1995, and amended March 15, 2001.

                                       THE HALLWOOD GROUP INCORPORATED

                                       By:     /s/ MELVIN J. MELLE
                                         ----------------------------------
                                       Name:   Melvin J. Melle
                                       Title:  Vice President, Chief Financial
                                               Officer and Secretary

                                   DETACH HERE


                                      PROXY

                         THE HALLWOOD GROUP INCORPORATED

                            3710 RAWLINS, SUITE 1500
                              DALLAS, TEXAS 75219


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned herby appoints Anthony J. Gumbiner and Melvin J. Melle, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of The Hallwood Group Incorporated (the "Company"), held of record by the undersigned on March 23, 2001, at the Annual Meeting of Stockholders to be held on Thursday, May 17, 2001, or any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of the nominees listed, for the amendment to the 1995 Stock Option Plan of the Company and at the discretion of the Proxies with respect to any other matter that is properly brought before the meeting.

[SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE]                                                                 SIDE

                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

     PLEASE MARK BOXES IN BLUE OR BLACK INK.

                                                                                                             FOR   AGAINST   ABSTAIN
1.  Election of Directors.                                         2. Proposal to amend the 1995 Stock       [ ]     [ ]       [ ]
    NOMINEES: (01) Charles A. Crocco, Jr., (02) J. Thomas Talbot      Option Plan.


FOR all nominees    [ ]        [ ]      WITHHOLD AUTHORITY         3. In their discretion, the Proxies are   [ ]     [ ]       [ ]
   listed above                      to vote for all nominees         authorized to vote upon such other
(except as marked                          listed above               business as may properly come
 to the contrary)                                                     before the meeting.


---------------------------------------------------------------
(INSTRUCTION: To withhold authority to vote for any individual
nominee, write that nominee's name on the line above)                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT             [ ]


                                                                      COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN PROMPTLY
                                                                      USING THE ENCLOSED ENVELOPE.

                                                                      Please sign exactly as name appears at left. When shares
                                                                      are held by joint tenants, both should sign, or if one signs he/she should attach evidence of his/her authority.
                                                                      When signing as attorney, executor, administrator, agent,
                                                                      trustee or guardian, please give full title as such. If a
                                                                      corporation, please sign full corporate name by President
                                                                      or other authorized officer. If a partnership, please sign full partnership name by authorized person.


Signature:                              Date:              ,2001      Signature:                            Date:              ,2001
          ----------------------------       --------------                     ---------------------------      --------------
